EXHIBIT 4.2


                          WILMINGTON TRUST CORPORATION
                        1996 EMPLOYEE STOCK PURCHASE PLAN

     1. PURPOSE. The purpose of the Wilmington Trust Corporation 1996 Employee Stock Purchase Plan (the "Plan") is to provide all regular employees of Wilmington Trust Corporation (the "Corporation") and all regular employees of those of its subsidiaries which may be designated as participating companies by the Corporation's Board of Directors from time to time, an opportunity to purchase shares of the Corporation's common stock, par value $1 per share ("Common Stock"), through annual offerings to be made from time to time for the duration of the Plan; and to foster interest in the Corporation's success, growth and development. It is the Corporation's intention that the Plan qualify as an "Employee Stock Purchase Plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Plan shall, accordingly, be construed to extend and limit participation in a manner consistent with the requirements of that Section of the Code.

     2. DEFINITIONS.

     Unless otherwise defined herein, capitalized terms used herein shall have the following meanings:

     (a) "BASE SALARY" means regular straight-time earnings, excluding payments for overtime, incentive compensation, bonuses, and other special payments except to the extent that the inclusion of any such item is specifically approved by the Committee.

     (b) "COMMITTEE" means the committee established pursuant to Paragraph 12 below to administer the Plan.

     (c) "DATE OF OFFERING" shall be the first day of June of each Purchase Period.

     (d) "EMPLOYEE" means any person, including an officer, who is customarily employed by an Employer for 15 hours or more per week and for more than five months in a calendar year.

     (e) "EMPLOYER" means the Corporation and any subsidiary company designated as a participating company by the Corporation's Board of Directors, 25% or more of the voting stock of which is owned directly or indirectly by the Corporation.

     (f) "PARTICIPANT" means an Employee who has agreed to participate in an offering and has met the requirements of Paragraph 5 below.

     (g) "PURCHASE PERIOD" means each of the periods of 12 months beginning on any June 1 and ending the following May 31 during which a Participant may purchase Common Stock pursuant to any particular offering hereunder.

     (h) "SECTION 16 OFFICERS" means officers of the Corporation and/or Wilmington Trust Company, or of any subsidiary of either of those entities 25% or more of the voting stock of which is owned directly or indirectly by the Corporation and/or Wilmington Trust Company, designated as Section 16 Officers by resolution of the Board of Directors of the respective companies from time to time.

     3. ELIGIBILITY.

     (a) Any Employee shall be eligible to participate in the Plan as of June 1 coincident with or next following the completion of at least one month of continuous service with one or more Employers, subject to the limitations imposed by Section 423(b) of the Code.

     (b) Any provision of the Plan to the contrary notwithstanding, no Employee shall be granted an option:

          (1) If, immediately after that grant, the Employee would own shares, and/or hold outstanding options to purchase shares, possessing 5% or more of the total combined voting power or value of all classes of stock of the Corporation or of any subsidiary of the Corporation; or

          (2) Which permits an Employee rights to purchase shares under all employee stock purchase plans of the Corporation and its subsidiaries to accrue at a rate which exceeds $25,000 of the fair market value of the Common Stock (determined at the time that option is granted) for each calendar year in which those stock options are outstanding at any time.

     4. OFFERINGS. The Corporation will make one or more annual offerings to Employees to purchase stock hereunder. The terms and conditions of each such offering shall specify the number of shares which may be purchased thereunder. The fixed term of any offering shall include a Purchase Period of 12 months' duration, during which (or during that period thereof during which an Employee may elect to participate) the amounts received by an Employee as Base Salary shall constitute the measure of that Employee's participation in the offering.

     5. PARTICIPATION. An Employee who is, on the effective date of any offering, eligible to participate in that offering, may so participate by completing and forwarding a "Payroll Deduction Authorization for Purchase of Wilmington Trust Corporation Stock" form to the designated payroll location. Payroll deductions for a Participant shall commence on the date when the authorization for a payroll deduction becomes effective and shall end on the termination date of the offering to which that authorization applies, unless terminated sooner by the Participant in accordance with Paragraph 9 below.

     6. PAYROLL DEDUCTIONS. A Participant's payroll deduction authorization shall authorize deductions each payday during a Purchase Period at a rate not to exceed 10% of the Participant's Base Salary at the beginning of that Purchase Period but, at a minimum, at a rate which will accumulate an amount equal to the offering price of at least five shares by the end of the Purchase Period.

     (a) All payroll deductions made for a Participant shall be credited to a bookkeeping account under the Plan. A Participant may not make separate cash payments into that account.

     (b) A  Participant  may at  any  time  prospectively  decrease  the  amount authorized to be deducted per pay period, provided the minimum deduction required above is maintained. That change may not become effective sooner than the next pay period ending after receipt of the form by the appropriate payroll location. Notwithstanding anything to the contrary contained herein, a Participant may reduce payroll deductions hereunder only once during any Purchase Period.

     (c) A Participant may discontinue participation in the Plan in accordance with Paragraph 9 below.

     7. GRANTING OF OPTION.

     (a) In any offering hereunder, each Participant shall be granted an option, on the Date of Offering, for as many full shares of Common Stock as is elected to be purchased with the payroll deductions credited to the Participant's account during the Purchase Period, based on the option price for the Purchase Period, as described in Subparagraph 7(b) below.

     (b) The option price per share of shares purchased with payroll deductions made for a Participant during any Purchase Period shall be the lower of:

          (1) Eighty-five percent of the last sale price of the Common Stock on the first day of the Purchase Period or, if there was no such reported sale of Common Stock on that date, on the next preceding date on which there was such a reported sale; or

          (2) Eighty-five percent of the last sale price of the Common Stock on the last day of the Purchase Period or, if there was no such reported sale of Common Stock on that date, on the next preceding date on which there was such a reported sale.

     8. EXERCISE OF OPTION.

     (a) As of the last day of the Purchase Period for any offering, the account of each Participant shall be totaled and the option price determined. If a Participant has sufficient funds (including interest credited on his or her account at the rate computed in accordance with Paragraph 10 below) to purchase five or more full shares at the option price, that Participant shall be deemed to have exercised the option to purchase the number of shares for which he or she has subscribed at that price, and his or her account shall be charged for the number of shares so purchased.

     (b) Participation in an offering will not bar an Employee from participating in any subsequent offering hereunder. Payroll deductions may be made under each offering to the extent the Employee authorizes, subject to the maximum and minimum limitations for that offering imposed hereby. A separate account shall be maintained for each Participant with respect to each offering. Any unused balance in a Participant's account at the end of a Purchase Period shall be refunded, with interest computed in accordance with Paragraph 10 below.

     (c) If a Participant does not accumulate sufficient funds in his or her account to purchase at least five shares during a Purchase Period, the Participant thereupon shall be deemed to have withdrawn from that offering, and his or her account will be refunded, with interest computed in accordance with Paragraph 10 below.

     (d) The shares of Common Stock purchased by a Participant upon the exercise of his or her option in accordance herewith shall not include fractional shares. Amounts credited to a Participant's account which would have been used to purchase fractional shares shall be refunded to the Participant, with interest computed in accordance with Paragraph 10 below.

     9. WITHDRAWAL.

     (a) A Participant may withdraw all payroll deductions credited to an account hereunder at any time before the end of a Purchase Period by giving the Corporation written notice. All payroll deductions credited to that account shall be paid to the Participant, with interest computed in accordance with Paragraph 10 below, promptly after receipt of notice of withdrawal, and no further payroll deductions shall be made for that Participant in respect of that offering.

     (b) An Employee's withdrawal from the Plan shall not have any effect upon his or her eligibility to participate in any succeeding offering hereunder; provided that Section 16 Officers who make withdrawals or otherwise cease participation in the Plan during any Purchase Period shall be precluded from re-participation in the Plan until the next Purchase Period which begins at least six months after that withdrawal or cessation of participation.

     (c) In the event of an Employee's retirement or other termination of employment, no payroll deduction shall be made from any pay due and owing at that time, and the balance in the Employee's account shall be paid to the Employee, with interest computed in accordance with Paragraph 10 below, or, at the Employee's election, used to purchase Common Stock in accordance with Paragraph 8 above.

     (d) In the event of an Employee's death, that Employee's beneficiary may elect to withdraw the balance in his or her account, with interest computed in accordance with Paragraph 10 below, or apply it to the purchase of the appropriate number of full shares of Common Stock at a price determined in accordance with Paragraph 7 above, using the date of death as though it were the last day of the Purchase Period. Any balance in that account remaining after that purchase shall be paid, with interest computed in accordance with Paragraph 10 below, to the person or persons entitled thereto in accordance with Paragraph 13 below.

     10. INTEREST. Each Participant's account shall be credited with interest at the rate in effect from time to time on statement savings accounts of Wilmington Trust Company which may not be accessed by check.

     11. STOCK.

     (a) The shares to be sold to Participants hereunder are to be authorized and unissued shares of Common Stock, or issued shares of Common Stock which the Corporation has reacquired and holds in its treasury. The maximum number of shares which shall be made available for sale hereunder during all offerings shall be 500,000 shares, subject to adjustment upon changes in the Corporation's capitalization as provided in Paragraph 15 below.

     (b) None of the rights or privileges of a stockholder of the Corporation shall exist with respect to shares purchased hereunder until the end of the Purchase Period with respect to which those shares were acquired.

     (c) If in any offering Employees subscribe for more shares than remain available under the Plan, the shares in that offering shall be allocated pro rata among employees by multiplying the number of shares remaining under the Plan by a fraction, the numerator of which is the number of shares the Employee subscribed for in that offering and the denominator of which is the number of shares all Employees subscribed for in that offering.

     (d) Shares to be delivered to an Employee hereunder will be registered in the Employee's name or, if directed by written notice to Wilmington Trust Company's Personnel Division before the end of a Purchase Period, in the names of the Employee and one other person, as joint tenants with rights of survivorship, to the extent permitted by applicable law.

     (e) Shares of Common Stock acquired by Section 16 Officers hereunder in respect of any Purchase Period shall be held by those officers for at least six months after the end of that Purchase Period.

     12. ADMINISTRATION. The Plan shall be administered by a committee (the "Committee") consisting of not less than three members who shall be appointed by the Corporation's Board of Directors. Each member of the Committee shall be either a director, an officer or an Employee of an Employer. The Committee shall be vested with full authority to make, administer and interpret rules and regulations which it deems necessary or desirable to administer the Plan. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration or application hereof shall be final, conclusive and binding upon all Participants and any and all persons claiming under or through any Participant.

     13. DESIGNATION OF BENEFICIARY. A Participant may file with Wilmington Trust Company's Personnel Division a written designation of a beneficiary who is to receive any shares and/or cash for the Participant's credit hereunder in the event of that Participant's death before the delivery of those shares and/or cash. The Participant may change that designation at any time by providing written notice to Wilmington Trust Company's Personnel Division. Upon the death of a Participant and receipt by Wilmington Trust Company's Personnel Division of proof of the Participant's death and the identity and existence of a beneficiary validly designated hereunder, the Corporation shall deliver those shares and/or cash to that beneficiary as provided herein. In the event of a Participant's death without a beneficiary validly designated hereunder who is living at the time of the Participant's death, the Corporation shall deliver those shares and/or that cash to the executor or administrator of the Participant's estate or, if no such executor or administrator has been appointed to the Corporation's knowledge, the Corporation may, in its discretion and in such form as the Committee may prescribe, deliver those shares and/or that cash to the Participant's spouse or to any one or more dependents or relatives of the Participant or, if no spouse, dependent or relative is known to the Corporation, then to such other person as the Committee may designate. No such designated beneficiary shall, before the death of the Participant by whom the beneficiary has been designated, acquire any interest in the shares and/or cash credited to the Participant hereunder.

     14. TRANSFERABILITY. No rights with respect to the exercise of an option or to receive shares hereunder may be assigned, transferred, pledged or otherwise disposed of by an Employee. Options granted hereunder are not transferable by an Employee otherwise than by will or the laws of descent and distribution, and are exercisable during an Employee's lifetime only by the Employee.

     15.  CHANGES IN  CAPITALIZATION.  The number and kind of shares  subject to outstanding options hereunder, the purchase price of those options and the number and kind of shares available for options subsequently made available hereunder shall be adjusted appropriately to reflect any stock dividend, stock split, combination or exchange of the Corporation's shares, merger, consolidation or other change in the Corporation's capitalization with a similar substantive effect upon the Plan or options granted or to be granted hereunder. The Committee shall have the power and sole discretion to determine the nature and amount of the adjustment to be made in each case.

     16. USE OF FUNDS. All payroll deductions received or held by an Employer hereunder may be used by the Employer for any corporate purpose, and the Employer shall not be obligated to segregate those payroll deductions.

     17. GOVERNMENT REGULATIONS. The Corporation's obligations to sell and deliver the Corporation's stock hereunder are subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of that stock. The Corporation's Board of Directors may, in its discretion, require as conditions to the exercise of any option granted hereunder that the shares of Common Stock reserved for issuance upon the exercise of the option have been duly listed, upon official notice of issuance, on a stock exchange or the National Association of Securities Dealers Automated Quotation System, and that either:

     (a) A Registration Statement with respect to those shares is effective under the Securities Act of 1933, as amended; or

     (b) The Participant has represented at the time of purchase, in form and substance satisfactory to the Corporation, that it is his or her intention to purchase those shares for investment and not for resale or distribution.

     18. AMENDMENT OR TERMINATION. Unless terminated sooner by the Corporation's Board of Directors, the Plan shall terminate automatically as of May 31, 2000. The Corporation's Board of Directors may terminate or amend the Plan at any time. No such termination shall affect options previously granted hereunder. No such amendment may make any change in any option theretofore granted hereunder which would adversely affect the rights of any Participant, nor be made without the prior approval of a majority of the shares of the Corporation's outstanding stock if such approval would be required by law, including if such amendment would:

     (a) Permit the sale of more shares than are authorized under Paragraph 11 above; or

     (b) Permit payroll deductions at a rate in excess of 10% of a Participant's Base Salary.

     19. NO EMPLOYMENT RIGHTS. The Plan does not, directly or indirectly, create any right for the benefit of any Employee or class of Employees to purchase any shares hereunder, or create in any Employee or class of Employees any right with respect to continuation of employment by the Corporation or any direct or indirect subsidiary thereof. The Plan shall not be deemed to interfere in any way with the right of the Corporation or any direct or indirect subsidiary thereof to terminate, or otherwise modify, an Employee's employment at any time.

     20. GOVERNING LAW. Delaware law, other than the conflict-of-laws provisions of such law, shall govern all matters relating to the Plan, except as that law is superseded by the laws of the United States.